EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 11, 2015 relating to the financial statements and financial statement schedule of Jason Industries, Inc. (Successor) and Jason Partners Holdings Inc. (Predecessor), which appear in Jason Industries, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

March 11, 2015